UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Media Operations, Inc. hereby amends Item 1.01 of its Current Report on Form 8-K dated May 15, 2007, originally filed with the Securities and Exchange Commission on May 18, 2007, as set forth herein.

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2007, American Media Operations, Inc. (the “Company”) entered into (i) a Consent Agreement with the holders of a majority in principal amount of its 10 1/4% Series B Senior Subordinated Notes due 2009 (the “2009 Notes”) and (ii) a Consent Agreement (collectively, the “Consent Agreements”) with the holders of a majority in principal amount of its 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes” and, together with the 2009 Notes, the “Notes”). Pursuant to the Consent Agreements, the holders of a majority in principal amount of each series of Notes have provided their consents to specified amendments to the indentures pursuant to which the Notes were issued (the “Indentures”). Pursuant to the Consent Agreements, the Company will pay in cash $1.25 per $1,000 in principal amount of Notes to each holder of record of the Notes, as of May 11, 2007. In addition, pursuant to the requirements of the Consent Agreements, on May 15, 2007, the Company entered into (i) an Eighth Supplemental Indenture among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), relating to the Indenture governing the 2009 Notes, and (ii) a Sixth Supplemental Indenture among the Company, the Note Guarantors named therein and the Trustee, relating to the Indenture governing the 2011 Notes (collectively, the “Supplemental Indentures”). The principal purpose of each Supplemental Indenture is to amend the related Indenture to permit the Company to extend the date by which it is required under such Indenture to file with the Securities and Exchange Commission and provide the Trustee and holders of Notes (i) its quarterly report on Form 10-Q for the quarter ended September 30, 2006 (the “Second Quarter 2007 10-Q”) to June 15, 2007, (ii) its quarterly report on Form 10-Q for the quarter ended December 31, 2006 (the “Third Quarter 2007 10-Q”) to July 16, 2007, (iii) its annual report on Form 10-K for the year ended March 31, 2007 (the “2007 10-K”) to August 31, 2007 and (iv) its quarterly report on Form 10-Q for the quarter ended June 30, 2007 (the “First Quarter 2008 10-Q”) to October 1, 2007. In addition, each Supplemental Indenture permits the Company, upon notice to the Trustee, to extend the filing dates of its Second Quarter 2007 10-Q to July 16, 2007, its Third Quarter 2007 10-Q to August 15, 2007, its 2007 10-K to October 1, 2007, and its First Quarter 2008 10-Q to October 31, 2007 in return for a cash payment to all holders of Notes equal to $1.25 per $1,000 principal amount. This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the definitive Consent Agreements and Supplemental Indentures attached as exhibits hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
4.1	Eighth Supplemental Indenture, dated as of May 15, 2007, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee

4.2	Sixth Supplemental Indenture, dated as of May 15, 2007, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee

10.1	Consent Agreement, dated as of May 15, 2007, by and among the Company and certain bondholders party thereto relating to the 10 1/4% Series B Senior Subordinated Notes due 2009

10.2	Consent Agreement, dated as of May 15, 2007, by and among the Company and certain bondholders party thereto relating to the 8 7/8% Senior Subordinated Notes due 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

May 22, 2007	By:	/s/ John F. Craven
	Name:	John F. Craven
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Eighth Supplemental Indenture, dated as of May 15, 2007, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee

4.2	Sixth Supplemental Indenture, dated as of May 15, 2007, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee

10.1	Consent Agreement, dated as of May 15, 2007, by and among the Company and certain bondholders party thereto relating to the 10 1/4% Series B Senior Subordinated Notes due 2009

10.2	Consent Agreement, dated as of May 15, 2007, by and among the Company and certain bondholders party thereto relating to the 8 7/8% Senior Subordinated Notes due 2011